UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 24, 2010

First BanCorp.
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	001-14793	66-0561882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1519 Ponce de Leon Ave., PO Box 9146, San Juan, Puerto Rico		00908-0146
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-729-8041

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

At First BanCorp’s (the "Corporation") Special Meeting of Stockholders held on August 24, 2010, all of the proposals were approved.

The results are as follows:

Proposal 1 – Issuance of up to 256,401,610 shares of the Corporation’s Common Stock in exchange (the "Exchange Offer") for shares of the Corporation’s Noncumulative Perpetual Monthly Income Preferred Stock, Series A, B, C, D and E ("Preferred Stock")

For - 51,665,896
Against - 723,095
Abstain - 82,558

Proposal 2 - Issuance of shares of the Corporation’s Common Stock in the Exchange Offer to Héctor M. Nevares-LaCosta in exchange for his shares of Preferred Stock

For - 51,303,783
Against - 791,390
Abstain - 376,376

Proposal 3 - Amendment to Article Sixth of the Corporation’s Restated Articles of Incorporation to decrease the par value of the Corporation’s Common Stock from $1.00 to $0.10

For - 50,760,283
Against - 1,591,724
Abstain - 119,542

Proposal 4 - Issuance of up to 28,476,121 shares of the Corporation’s Common Stock to The Bank of Nova Scotia ("BNS") if it exercises its anti-dilution right

For - 51,275,584
Against - 1,046,347
Abstain - 149,618

Proposal 5 - Issuance of shares of the Corporation’s Common Stock to BNS if it exercises its anti-dilution right

For - 51,304,841
Against - 1,013,063
Abstain - 153,645

Proposal 6 - Amendment to Article Sixth of the Corporation’s Restated Articles of Incorporation to increase the number of authorized shares of the Corporation’s Common Stock from 750,000,000 to 2,000,000,000

For - 49,917,363
Against - 2,401,459
Abstain - 152,727

Proposal 7 - Amendment to Article Sixth of the Corporation’s Restated Articles of Incorporation to implement a reverse stock split

For - 46,887,032
Against - 5,483,689
Abstain - 100,827

A copy of the Corporation’s press release regarding these results is incorporated herein by reference from Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit - Description of Exhibit

99.1 - Press Release dated August 24, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First BanCorp.

August 24, 2010	By:	Lawrence Odell

Name: Lawrence Odell
Title: Executive Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated August 24, 2010